                                                                    Exhibit 99.1

FINAL

BROADCOM BUSINESS PRESS CONTACT              BROADCOM INVESTOR RELATIONS CONTACT
Bill Blanning                                Glenn Josephson
Sr. Director, Corporate Communications       Investor Relations
949-926-5555                                 949-926-5663
blanning@broadcom.com                        glennj@broadcom.com

                   BROADCOM REPORTS FIRST QUARTER 2003 RESULTS

IRVINE, Calif. - April 16, 2003 - Broadcom Corporation (Nasdaq: BRCM), the leading provider of silicon solutions enabling broadband communications, today reported financial results for its first fiscal quarter ended March 31, 2003.

Net revenue for the first quarter of 2003 was $327.5 million, an increase of 10.7% from the $295.9 million reported for the fourth quarter of 2002 and an increase of 37.1% from the $238.8 million reported for the first quarter of 2002. Net loss computed in accordance with generally accepted accounting principles (GAAP) for the first quarter of 2003 was $67.9 million, or $.25 per share (basic and diluted), compared with a GAAP net loss of $1,758 million, or $6.40 per share (basic and diluted), for the fourth quarter of 2002, and a GAAP net loss of $166.1 million, or $.63 per share (basic and diluted), for the first quarter of 2002.

Broadcom reports net income (loss) and basic and diluted net income (loss) per share in accordance with GAAP and additionally on a non-GAAP basis, referred to as pro forma, which excludes the effects of stock-based compensation, certain other acquisition-related expenses, employer payroll tax expense on certain stock option exercises, certain non-recurring and other charges, such as impairment of goodwill and other intangible assets, restructuring costs, gain or loss on strategic investments, non-operating gains, valuation allowance on deferred tax assets and other related income tax effects.

After excluding these charges, gains and effects included in GAAP reporting, pro forma net income for the first quarter of 2003 was $17.0 million, or $.06 per share (diluted). This compares with pro forma net loss of $6.6 million, or $.02 per share (basic and diluted), for the fourth quarter of 2002, and pro forma net loss of $21.9 million, or $.08 per share (basic and diluted), for the first quarter of 2002. Substantially all of the charges, gains and effects excluded from pro forma reporting were non-cash. As in prior periods, a reconciliation of GAAP net loss to pro forma net income
(loss) appears in the financial statements portion of this release.

GAAP net loss per share for the first quarter of 2003 was based on 276.3 million weighted average shares outstanding (basic and diluted). Pro forma net income per share for the first quarter of 2003 was based upon 289.0 million weighted average shares outstanding (diluted). Both GAAP net loss per share and pro forma net loss per share were based on 274.5 million weighted average shares outstanding (basic and diluted) for the fourth quarter of 2002 and 262.0 million weighted average shares outstanding (basic and diluted) for the first quarter of 2002.

Broadcom believes pro forma reporting is a more accurate representation of the company's on-going economic performance and therefore uses pro forma reporting internally to evaluate and manage the company's operations. Broadcom has chosen to provide this information to investors to enable them to perform more meaningful comparisons of operating results and as a means to emphasize the results of on-going operations.

"This earnings report represents an important event for Broadcom, as we return to pro forma profitability and complete our seventh consecutive quarter of revenue growth during a challenging time for the technology industry," said Alan
E. "Lanny" Ross, Broadcom's President and CEO. "Our performance continues to be led by strength in our emerging markets, as well as growth in our broadband modem and PC client product lines."

"Our accomplishments during the quarter validate the central underpinnings of our business approach as we focus on continued innovation and execution in the design, integration, and delivery of broadband silicon solutions to our customers," Mr. Ross said. "Operationally, we have taken steps to enhance our ability to scale the company for future revenue growth."

Following is a review of selected key accomplishments and progress during the first quarter in the principal markets served by Broadcom:

In wireless markets, Broadcom began equipping Dell's Latitude(R) D-Family of notebook computers with advanced connectivity through an integrated communications platform - supplying 54g(TM) wireless LAN chipsets, Gigabit Ethernet controllers and modem devices. This development was important for several reasons, including the fact that it showcased Broadcom's integration strategy, successfully combining technology from the company's core and new product markets, in particular leveraging its 54g(TM) wireless LAN expertise. Further solidifying its wireless LAN position in the mobile computing market, Broadcom announced adoption of its 54g(TM) wireless technology by HP in its new Presario 2100 and 2500 series notebooks. During the quarter, Broadcom passed the 3 million mark for 54g(TM) wireless LAN silicon chips (representing more than 1.3 million chipsets) shipped in the first three months of production. This milestone highlighted Broadcom's success in maintaining its execution edge and in responding aggressively and effectively to an emerging market.

In mobile communications, Pantech & Curitel Inc. of Korea launched two new GSM handsets using Broadcom's cellular phone platform technology and selected Broadcom's GPRS technology for a series of new handsets. Broadcom also entered into a strategic partnership with Ningbo Bird, the largest local supplier of cellular phone handsets in China, encompassing the development of multimedia GSM/GPRS handsets for sales into the significant market in China and abroad.

In the market for delivery of broadband communications to the home, Broadcom's family of digital home video products provides the underlying HDTV technology of EchoStar's "Best of Show" DishPVR 921 satellite TV receiver, shown at the Consumer Electronics Show in Las Vegas. The DishPVR 921 is the first satellite TV home entertainment system to offer consumers high definition personal video recording (PVR) capabilities.

Additionally in the home market, Sumitomo Electric Networks introduced ADSL Customer Premises Equipment (CPE) based on Broadcom's BCM6345 single-chip, high-performance DSL

CPE router solution, and Broadcom announced that Ericsson had developed DSL central office equipment based on Broadcom's BladeRunner(TM) chipset.

In markets for enterprise networking, Broadcom's ServerWorks subsidiary entered the storage controller market via its Serial Advanced Technology Attachment
(SATA) host controllers. Unlike the ServerWorks(TM) Grand Champion(TM) product line that operates only with Intel-based servers, these new SATA members of the System I/O product family can be used in any computer system that includes
PCI or PCI-X bus technologies, thus expanding the markets that ServerWorks can address. Supporting further diversification, Stratus Technologies noted its support of ServerWorks' I/O server technology for storage and enterprise switching applications.

Furthering its expertise in storage area networking (SAN), during the quarter Broadcom acquired a substantial portion of the assets of Gadzoox Networks, Inc., a leading provider of fibre channel storage networking technology. With the addition of Gadzoox technology to its product portfolio, Broadcom now has a complete suite of networking products for the storage industry, including multi-port Gigabit Fibre Channel SerDes, Gigabit Ethernet and iSCSI controllers, ServerWorks Serial ATA controllers and I/O bridges, multi-protocol Gigabit switch fabrics, and SiByte(TM) broadband network processors.

In operations, Broadcom achieved a number of major product volume milestones, a testament to the company's supply chain management and ability to scale. In addition to Broadcom's shipping more than 1.3 million 54g(TM) chip sets, ServerWorks passed the 10 million mark in core logic chip sets shipped to leading OEMS including Dell, EMC, Fujitsu Siemens, HP, IBM, Microsoft, NEC, and Network Appliance, Inc. Additionally, Broadcom shipped its 10 millionth Gigabit Ethernet over Copper port, facilitating the continued upgrading of Fast Ethernet broadband networks. With five generations of this technology delivered to market, Broadcom has the industry's most widely used Gigabit Ethernet copper physical layer devices and almost 200 publicly announced design wins, as well as the broadest customer penetration with selection by nearly every leading networking OEM worldwide.

"In summary, our investments in diversification over the past three years have helped us grow during these challenging economic times," Mr. Ross said. "We believe we have a solid foundation in place to deliver profitable growth and take advantage of the significant operating leverage that exists in our business."

Broadcom will conduct a conference call with analysts and investors to discuss its first quarter 2003 financial results and current financial prospects today at 4:45 p.m. Eastern Time (1:45 p.m. Pacific Time). The company will broadcast the conference over the Internet. To listen to the call and to access additional financial information that will be discussed on the call, please visit the Investor Information section of the Broadcom Website at www.broadcom.com/investor. The Webcast will be recorded and available for replay through the same link.

ABOUT BROADCOM

Broadcom Corporation is the leading provider of highly integrated silicon solutions that enable broadband communications and networking of voice, video and data services. Using proprietary technologies and advanced design methodologies, Broadcom designs, develops and supplies complete system-on-a-chip solutions and related hardware and software applications for every major broadband communications market. Our diverse product portfolio includes solutions for digital cable and satellite set-top boxes; cable and DSL modems and residential gateways; high-speed transmission and switching for local, metropolitan, wide area and storage networking; home and wireless networking; cellular and terrestrial wireless communications; Voice over Internet Protocol
(VoIP) gateway and telephony systems; broadband network processors; and SystemI/O(TM) server solutions. These technologies and products support our core mission: Connecting everything(R).

Broadcom is headquartered in Irvine, Calif., and may be contacted at 1-949-450-8700 or at www.broadcom.com.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF
1995:

All statements included or incorporated by reference in this release and in the related conference call for analysts and investors, other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and projections about our industry, management's beliefs, and certain assumptions made by us. Forward-looking statements can often be identified by words such as "anticipates," "expects," "intends," "plans," "predicts," "believes," "seeks," "estimates," "may," "will," "should," "would," "could," "potential," "continue," similar expressions, and variations or negatives of these words, and include, among others, statements regarding our ability to increase our revenues, reduce our operating expenses and return to profitability. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These forward-looking statements speak only as of the date hereof and are based upon the information available to us at this time. Such information is subject to change, and we will not necessarily inform you of such changes. These statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statement as a result of various factors.

Important factors that may cause such a difference for Broadcom include, but are not limited to, general economic and political conditions and specific conditions in the markets we address, including the continuing significant economic slowdown and volatility in the technology sector and semiconductor industry, trends in the broadband communications markets in various geographic regions, and possible disruption in commercial activities related to terrorist activity or armed conflict in the United States and other locations; the timing and successful completion of technology and product development through volume production; the rate at which our present and future customers and end-users adopt Broadcom's technologies and products in our target markets; delays in the adoption and acceptance of industry standards in those markets; competitive pressures and other factors such as the qualification, availability and pricing of competing products and technologies and the resulting effects on sales and pricing of our products; our ability to retain and hire key executives, technical personnel and other employees in the numbers, with the capabilities, and at the compensation levels needed to implement our business and product plans; our ability to specify, develop or acquire, complete, introduce, market and transition to volume production new products and technologies in a timely manner; the timing of customer-industry qualification and certification of our products and the risks of non-qualification or non-certification; the timing, rescheduling or cancellation of significant customer orders and the ability of our customers to manage their inventories; the loss of a key customer; the volume of our product sales and pricing concessions on volume sales; the effects of new and emerging technologies; changes in our product or customer mix; intellectual property disputes and customer indemnification claims and other types of litigation risk; the availability and pricing of third party semiconductor foundry and assembly capacity and raw materials; fluctuations in the manufacturing yields of our third party semiconductor foundries and other problems or delays in the fabrication, assembly, testing or delivery of our products; the risks of producing products with new suppliers and at new fabrication and assembly facilities; problems or delays that we may face in shifting our products to smaller geometry process technologies and in achieving higher levels of design integration; the quality of our products and any remediation costs; the effectiveness of our expense and product cost control and reduction efforts; the risks and uncertainties associated with our international operations, particularly in light of recent events; the effects of natural disasters, international conflicts and other events beyond our control; the level of orders received that can be shipped in a fiscal quarter; and other factors.

Our Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings discuss the foregoing risks as well as other important risk factors that could contribute to such differences or otherwise affect our business, results of operations and financial condition. We undertake no obligation to revise or update publicly any forward-looking statement for any reason.

Broadcom(R), the pulse logo, Connecting everything(R), 54g(TM), ServerWorks(TM), Grand Champion(TM), SiByte(TM) and SystemI/O(TM) are trademarks of Broadcom Corporation and/or its affiliates in the United States and certain other countries. Latitude(R) is a trademark of Dell Computer Corporation. Intel(R) is a trademark of Intel Corporation. All other trademarks mentioned are the property of their respective owners.

                              BROADCOM CORPORATION
              UNAUDITED GAAP CONSOLIDATED STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                     THREE MONTHS ENDED
                                                                                          MARCH 31,
                                                                                   ------------------------
                                                                                      2003           2002
                                                                                   ---------      ---------
Net revenue                                                                        $ 327,464      $ 238,800
Cost of revenue (1)                                                                  172,020        134,122
                                                                                   ---------      ---------
Gross profit                                                                         155,444        104,678
Operating expense:
   Research and development (2) (3)                                                  103,123        111,694
   Selling, general and administrative (2) (3)                                        41,359         40,474
   Stock-based compensation (4)                                                       68,828        101,464
   Amortization of purchased intangible assets (4)                                     1,532          5,384
   Restructuring costs                                                                   767          4,822
                                                                                   ---------      ---------
Loss from operations                                                                 (60,165)      (159,160)
Interest income, net                                                                   2,190          3,440
Other expense, net                                                                      (616)        (4,347)
                                                                                   ---------      ---------
Loss before income taxes                                                             (58,591)      (160,067)
Provision for income taxes                                                             9,315          6,000
                                                                                   ---------      ---------
Net loss                                                                           $ (67,906)     $(166,067)
                                                                                   =========      =========
Net loss per share (basic and diluted)                                             $    (.25)     $    (.63)
                                                                                   =========      =========
Weighted average shares (basic and diluted)                                          276,317        261,999
                                                                                   =========      =========

Notes:
(1) Cost of revenue includes the following:
      Stock-based compensation expense                                             $   2,527      $   3,349
      Amortization of purchased intangible assets                                      6,053         13,164
      Employer payroll tax expense on certain stock option
      exercises                                                                            2             12
                                                                                   ---------      ---------
                                                                                   $   8,582      $  16,525
                                                                                   =========      =========
(2) Stock-based compensation expense is excluded from the following (and presented as a separate line item):
      Research and development expense                                             $  50,933      $  69,786
      Selling, general and administrative expense                                     17,895         31,678
                                                                                   ---------      ---------
                                                                                   $  68,828      $ 101,464
                                                                                   =========      =========
    Amortization of purchased intangible assets is excluded from the following
    (and presented as a separate line item):
      Research and development expense                                             $     815      $   5,161
      Selling, general and administrative expense                                        717            223
                                                                                   ---------      ---------
                                                                                   $   1,532      $   5,384
                                                                                   =========      =========
(3) Employer payroll tax expense on certain stock option exercises is included in the following:
      Research and development expense                                             $      90      $     227
      Selling, general and administrative expense                                         19             76
                                                                                   ---------      ---------
                                                                                   $     109      $     303
                                                                                   =========      =========

(4) Represents non-cash acquisition-related expenses charged to operations.

                              BROADCOM CORPORATION
           UNAUDITED RECONCILIATION OF PRO FORMA NON-GAAP ADJUSTMENTS
                                 (IN THOUSANDS)

The following represents a reconciliation (unaudited) of GAAP net loss to pro forma non-GAAP net income (loss). The reconciling amounts are substantially all non-cash and relate primarily to the Company's acquisitions.

                                                               THREE MONTHS ENDED
                                                                   MARCH 31,
                                                            ------------------------
                                                               2003           2002
                                                            ---------      ---------
GAAP net loss                                               $ (67,906)     $(166,067)
Acquisition-related and other special charges:
   Stock-based compensation                                    71,355        104,813
   Amortization of purchased intangible assets                  7,585         18,548
   Employer payroll tax expense on certain stock option
     exercises                                                    111            315
   Restructuring costs                                            767          4,822
   Loss on strategic investments, net                              --          4,146
   Income tax effects                                           5,069         11,484
                                                            ---------      ---------
Pro forma non-GAAP net income (loss)                        $  16,981      $ (21,939)
                                                            =========      =========

                              BROADCOM CORPORATION
       UNAUDITED PRO FORMA NON-GAAP CONSOLIDATED STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                THREE MONTHS ENDED
                                                                    MARCH 31,
                                                             ------------------------
                                                               2003           2002
                                                             ---------      ---------
Net revenue                                                  $ 327,464      $ 238,800
Cost of revenue                                                163,438        117,597
                                                             ---------      ---------
Gross profit                                                   164,026        121,203
Operating expense:
   Research and development                                    103,033        111,467
   Selling, general and administrative                          41,340         40,398
                                                             ---------      ---------
Income (loss) from operations                                   19,653        (30,662)
Interest income, net                                             2,190          3,440
Other expense, net                                                (616)          (201)
                                                             ---------      ---------
Income (loss) before income taxes                               21,227        (27,423)
Provision (benefit) for income taxes                             4,246         (5,484)
                                                             ---------      ---------
Pro forma non-GAAP net income (loss)                         $  16,981      $ (21,939)
                                                             =========      =========
Pro forma non-GAAP net income (loss) per share (basic)       $     .06      $    (.08)
                                                             =========      =========
Pro forma non-GAAP net income (loss) per share (diluted)     $     .06      $    (.08)
                                                             =========      =========
Weighted average shares (basic)                                276,317        261,999
                                                             =========      =========
Weighted average shares (diluted)                              288,982        261,999
                                                             =========      =========

PRO FORMA NON-GAAP ONLY

The above pro forma non-GAAP statements are based upon our unaudited consolidated statements of operations for the periods shown, with certain adjustments. This presentation is not in accordance with, or an alternative for, U.S. Generally Accepted Accounting Principles (GAAP) and may not be consistent with the presentation used by other companies. However, Broadcom believes pro forma non-GAAP reporting is a more accurate representation of the company's on-going economic performance and therefore uses pro forma non-GAAP reporting internally to evaluate and manage the company's operations. Broadcom has chosen to provide this information to investors to enable them to perform more meaningful comparisons of operating results and as a means to emphasize the results of on-going operations.

                              BROADCOM CORPORATION
              UNAUDITED CONDENSED GAAP CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                             MARCH 31,    DECEMBER 31,
                                                               2003           2002
                                                            ----------     ----------
ASSETS
Current assets:

  Cash and cash equivalents                                 $  436,901     $  389,555
  Short-term marketable securities                              12,594         56,031
  Short-term restricted marketable securities                   57,922         57,117
  Accounts receivable, net                                     161,205        128,215
  Inventory                                                     61,278         46,036
  Prepaid expenses and other current assets                     43,365         44,830
                                                            ----------     ----------
   Total current assets                                        773,265        721,784
Property and equipment, net                                    164,484        177,557
Long-term marketable securities                                     --          5,067
Long-term restricted marketable securities                      17,521         35,137
Goodwill                                                     1,228,603      1,228,603
Purchased intangible assets, net                                19,792         24,036
Other assets                                                    25,788         23,969
                                                            ----------     ----------
   Total assets                                             $2,229,453     $2,216,153
                                                            ==========     ==========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable                                          $  185,451     $  168,236
  Wages and related benefits                                    44,005         34,278
  Deferred revenue                                              13,428         15,129
  Accrued liabilities                                          217,176        204,116
  Short-term debt and current portion of long-term debt         85,036        112,258
                                                            ----------     ----------
   Total current liabilities                                   545,096        534,017
Long-term restructuring liabilities                             33,201         36,403
Long-term debt, less current portion                               489          1,212
Shareholders' equity                                         1,650,667      1,644,521
                                                            ----------     ----------
   Total liabilities and shareholders' equity               $2,229,453     $2,216,153
                                                            ==========     ==========